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                                                                  EXHIBIT 10(ii)

                               LETTER OF AGREEMENT

This Letter of Agreement, hereinafter referred to as "Agreement" is made and entered into effective this 1st day of March, 2000 by and between and signatory parties of this Agreement, "BroadBAND Wireless International Corporation, International Division" hereinafter referred to as (BBAN), a Corporation organized under the laws of the State of Texas with offices in Oklahoma City, Oklahoma; and i TELL, Inc. hereinafter referred to as "i TELL", a Corporation organized under the laws of Maryland with offices in Gaithersburg, Maryland.

For and in consideration of the mutual covenants herein contained, the Participants (hereinafter defined) agree as follows:

WHEREAS: It is the purpose of this Agreement, to clearly outline the intent of i TELL to become a Wholly Owned Subsidiary of the International Division of BBAN, for specific purpose of building a Global Virtual Private Network. Additionally, it is the purpose of this Agreement to clearly outline the intent of the International Division of BBAN to provide i TELL all the latitude and support necessary to develop and operate this Global Virtual Private Network.

WHEREAS: It is the intent of i TELL, to roll into BBAN as a wholly owned subsidiary, roll up to $500,000,000 in Book Value, and then decide if it is advantageous to roll out of the International Division of BBAN into its own public Vehicle. This option is made available to i TELL only when i TELL reaches the Book Value of Five Hundred Million Dollars ($500,000,000 USD). It is the intent of the International Division of BBAN to do all that is necessary to help i TELL reach this Book Value of $500,000,000 as soon as possible;

WHEREAS: It is the objective of the International Division of BBAN to acquire operational entities necessary to build the infrastructure of the Global Virtual Private Network;

WHEREAS: i TELL has the ability to negotiate and obtain varied and fully operational entities as is necessary to build and manage the Global Virtual Private Network;

NOW THEREFORE: It is the responsibility of each Participant and/or their assigns to maintain an active role on the Board of Directors of the "International Division of BBAN". Each Participant will be required to attend quarterly corporate meetings and an annual stockholders meeting as well as any and all other meetings as required in the normal course of business.

NOW THEREFORE: It is the primary responsibility of "BBAN", to acquire and provide all project funding, financing and refinancing through standard financial transactions within banks, financial institutions, foundations and grants, contracted research and development pool et al, as well provide all qualified funding for additional acquisitions and/or option to purchase as well as to do whatever is necessary to take this i TELL to the public market immediately as may be agreed and approved by the Board of Directors.

NOW THEREFORE: It is the primary responsibility of "i TELL", to establish and develop all necessary relationships, contracts, network strategies of all aspects of the telecommunications industry as is necessary to develop, implement and manage the ongoing operation of an "Global Virtual Private Network" as agreed by the Board of Directors of this BBAN.

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IN CONSIDERATION: i TELL will receive a total of $200,000 cash and One Million
Shares of 144 Restricted Stock of BBAN. To date $87,500 has been received by i TELL;

IN CONSIDERATION: The International Division of BBAN does have a Wholly Owned Subsidiary known as i TELL, in addition to the acquisition of i TELL including but not limited to LCN of Sterling Virginia, and Panamtel of Caracas, Venezuela, Ladimex, Mexico and others.

AS AGREED: i TELL will build to a Book Value of $500,000,000 and then at the option of i TELL, have the right to have BBAN spin off i TELL into its own Public Vehicle with BBAN retaining 25% of the Public Stock of i TELL at the time of its IPO.

AS AGREED: BBAN will provide i TELL the mechanisms necessary to become their own Public Vehicle, with BBAN retaining 25% of all shares of i TELL the Public Corporation.

This Agreement anticipates formalized contracts to be executed with same likeness and intent at a later date.

ACCEPTED AND AGREED THIS 1ST DAY OF MARCH 2000




/s/ Sergio Ado

Mr. Sergio Ado, President
i TELL, Inc.


/s/ Tommy K. Hill

Mr. Tommy K. Hill, President
International Division, BBAN